Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 of our report dated May 5, 2022, relating to the consolidated financial statements of Intelligent Living Application Group Inc. and Subsidiaries for the years ended December 31, 2021 and 2020, included in the Registrant’s prospectus filed with the Securities and Exchange Commission (File No. 333-248684) on July 14, 2022.

/s/ Wei, Wei & Co., LLP

Flushing, New York

January 30, 2023